UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2020
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Agreement.

On December 24, 2020, EPR Properties (the "Company") entered into a Third Amendment to Note Purchase Agreement (the "Third Amendment") relating to the Note Purchase Agreement, dated August 1, 2016 (the "Original Note Purchase Agreement"), as amended by a First Amendment to Note Purchase Agreement dated as of September 27, 2017 and a Second Amendment to Note Purchase Agreement dated as of June 29, 2020 (the "Second Amendment", and together with the Original Note Purchase Agreement, as further amended, supplemented or otherwise modified prior to the Third Amendment, the "Existing Note Purchase Agreement"), among the Company and certain institutional investors party thereto. The Existing Note Purchase Agreement and Third Amendment govern the terms of the Company's outstanding 4.35% Series A Guaranteed Notes due 2024 and its 4.56% Series B Guaranteed Notes due 2026 (collectively, the "Private Placement Bonds"). The Company and the institutional investors entered into the Third Amendment to extend the Covenant Relief Period previously provided by the Second Amendment and to modify certain provisions of the Existing Note Purchase Agreement in light of the continuing financial and operational impacts of the COVID-19 pandemic on the Company and its tenants and borrowers. The Existing Note Purchase Agreement, as amended by the Third Amendment, is referred to herein as the "Amended Note Purchase Agreement". Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended Note Purchase Agreement.

The Amended Note Purchase Agreement extends the Covenant Relief Period previously provided by the Second Amendment and modifies certain provisions of the Existing Note Purchase Agreement, including during the Covenant Relief Period. The Amended Note Purchase Agreement defines the "Covenant Relief Period" to mean the period of time beginning on June 29, 2020 and, provided no Default or Event of Default then exists, ending on the earlier of (i) October 1, 2021 (extended from April 1, 2021 as provided by the Second Amendment) or, if the Company elects to extend such period as described below, January 1, 2022 and (ii) the date on which the Company provides notice to the holders of the Private Placement Bonds electing to terminate the Covenant Relief Period, together with evidence that the Company would have been in compliance with the financial covenants under the Amended Note Purchase Agreement at the end of the most recently ended fiscal quarter even if the Covenant Relief Period had not been in effect for such fiscal quarter.

If the Company elects to extend the Covenant Relief Period until January 1, 2022, the Company must, or must cause certain of its subsidiaries to, grant mortgages on certain unencumbered properties to a collateral agent, on behalf of the holders of the Private Placement Bonds and the lenders under the Company's existing bank credit agreement. If the Company provides such mortgages, they must remain in effect until the later of two consecutive fiscal quarters of demonstrated covenant compliance or June 30, 2022. The Second Amendment provided for a 0.60% interest rate increase on the Private Placement Bonds if the Company fails to maintain an investment grade rating from any two of three specified ratings agencies during the Covenant Relief Period. Under the Third Amendment, this increased interest rate would not apply during any time in which the Company has provided the mortgages as described above. If the Company elects to extend the Covenant Relief Period until January 1, 2022 as described above, the Covenant Relief Period will automatically end on October 29, 2021 if the Company fails to provide such mortgages.

The Amended Note Purchase Agreement continues to provide relief from compliance with the following financial covenants during the Covenant Relief Period: the total-debt-to-total-asset-value covenant; the maximum-unsecured-debt-to-unencumbered-asset-value covenant; the minimum unsecured interest coverage ratio; and the minimum fixed charge ratio. The Amended Note Purchase Agreement modifies the maximum secured debt to total asset value covenant as follows: (i) neither the Company nor any of its subsidiaries may incur any secured debt during the period beginning on December 24, 2020 and ending on the last day of the Covenant Relief Period, subject to certain exceptions; and (ii) after the Covenant Relief Period the ratio of secured debt to total asset value is reduced from 0.35 to 1.00 to 0.25 to 1.00 until the Company can demonstrate covenant compliance for at least two fiscal quarters.

The Amended Note Purchase Agreement continues to impose certain restrictions on the Company during the Covenant Relief Period, including limitations on certain investments, incurrences of indebtedness, capital expenditures, payment of dividends or other distributions and stock repurchases, and maintenance of a minimum liquidity amount, in each case subject to certain exceptions. The Third Amendment modified the following restrictions: (i) the limitation on investments and guarantees of certain indebtedness from October 1, 2020 to the end of the Covenant Relief Period was set at $175.0 million (the limitation was previously $75.0 million from June 29, 2020 to December 31, 2020 and $50.0 million during the calendar quarter commencing on January 1, 2021); and (ii) the limitation on capital expenditures from October 1, 2020 to the end of the Covenant Relief Period was set at $175.0 million (the limitation was previously $125.0 million from June 29, 2020 to December 31, 2020 and $50.0 million during the calendar quarter commencing on January 1, 2021). In addition, the amount of proceeds from assets sales that are exempt from the requirement to apply such proceeds to the prepayment of outstanding indebtedness under the Company's existing bank credit agreement and the Private Placement Bonds was raised from $100.0 million to $150.0 million, subject to certain exceptions relating to the sale of specified assets. The minimum liquidity covenant during the Covenant Relief Period was increased from $250.0 million to $500.0 million. In addition, the Company is prohibited from voluntarily prepaying its existing public senior notes during the Covenant Relief Period.

The Private Placement Bonds continue to bear interest at the same higher rates during the Covenant Relief Period as specified in the Second Amendment, and will return to the original pre-waiver levels at the end of such period, subject to certain conditions.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Third Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 3.03. Material Modification to Right of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: December 28, 2020